                                                                    EXHIBIT 99.1


Feb. 11, 2004      CONTACTS:           Investor Relations - Brenda J. Peters
                   Phone:              713/759-3954
                   Toll Free:          800/659-0059

                                       Media Relations - Kathleen A. Sauve
                   Phone:              713/759-3635
                   24-Hour:            704/382-8333


                 TEPPCO PARTNERS L.P. REPORTS FOURTH QUARTER AND
                               2003 ANNUAL RESULTS


HOUSTON - TEPPCO Partners L.P. (NYSE:TPP) today reported net income for 2003 of $125.8 million, or $1.52 per unit, compared with net income of $117.9 million, or $1.79 per unit for the year ended Dec. 31, 2002. Fourth quarter 2003 net income was $27.4 million, or $0.31 per unit, compared with fourth quarter 2002 net income of $34.6 million, or $0.46 per unit.

Net income per Limited Partner and Class B units for the 2003 periods reflects
9.2 million units issued in 2003, including 3.9 million units issued in April 2003 to repurchase the outstanding Class B Units. The weighted-average number of Limited Partner units outstanding for fourth quarter and year ended Dec. 31, 2003, was 63 million and 59.8 million, respectively, compared with 55.8 million and 49.2 million Limited Partner and Class B Units, respectively, for the corresponding 2002 periods.

EBITDA (earnings before interest, taxes, depreciation and amortization) was $80.1 million for fourth quarter 2003, compared with $83.2 million in fourth quarter 2002. EBITDA was $330.6 million for the year ended Dec. 31, 2003, compared with $281.9 million in the prior year period. The 2003 results include the full period impact of the addition of the Chaparral System on March 1, 2002, and the Val Verde Gas Gathering System, which was acquired on June 30, 2002.

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
                                      -2-


"This was a very successful year for the Partnership, as we delivered record volumes in each of our three business segments and achieved substantial growth in EBITDA," said Barry R. Pearl, president and chief executive officer of the general partner of TEPPCO. "The earnings growth is particularly noteworthy in light of the costs associated with the pipeline rehabilitation project on our Northeast propane system. Our 2003 results were fueled by our past acquisitions and several organic growth projects. Capacity resulting from our investment in Centennial Pipeline and other system improvements allowed for increased refined products and liquefied petroleum gas (LPG) deliveries; capacity expansions on the Jonah system resulted in increased natural gas gathering volumes; and higher utilization across several crude oil systems, combined with the recently acquired Genesis Pipeline Texas, L.P. assets, resulted in increased crude oil deliveries.

"For 2004, we expect EBITDA to be in the range of $340 million to $370 million and earnings per unit in the range of $1.55 to $1.85 per unit, which reflects the full year impact of the Genesis acquisition and completion of several organic growth projects in 2004. We anticipate that total capital expenditures for 2004 will be approximately $140 million, which will include $112 million for revenue generating and facility improvement projects and $28 million for maintenance capital. We will continue our disciplined approach to growth while maintaining our strong financial condition," added Pearl.

OPERATING RESULTS BY BUSINESS SEGMENT

UPSTREAM SEGMENT

The upstream segment includes crude oil transportation, storage, gathering and marketing activities, and distribution of lubrication oils and specialty chemicals.


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
                                      -3-


Operating income for the upstream segment was $7.3 million for fourth quarter 2003, compared with $4.8 million for fourth quarter 2002. The increase resulted primarily from higher transportation volumes attributable to the assets acquired from Genesis Pipeline on Nov. 1, 2003, and lower depreciation expense. Since the acquisition, the Genesis assets have contributed approximately 26,000 barrels-per-day of additional throughput to our South Texas system.

Total year 2003 operating income for the upstream segment was $28.4 million, compared with $26.4 million for the corresponding 2002 period. The increase was due to higher transportation volumes throughout the year on the Red River, South Texas and Basin systems, and a $3.9 million gain on the sale of assets during second quarter 2003. These increases were partially offset by higher operating and legal expenses and settlement of customer crude oil imbalances. The gain on the sale of assets resulted from the sale of a portion of our interest in the Rancho Pipeline, which provided crude oil service from West Texas to Houston, and ceased operations in March 2003. In connection with the transaction, TEPPCO retained a 58-mile portion of the Rancho Pipeline extending from Sealy, Texas, to Houston.

Equity earnings from the investment in Seaway Crude Pipeline were $0.6 million for fourth quarter 2003, compared with $4.7 million for fourth quarter 2002. The decrease was primarily due to lower transportation revenue on Seaway during fourth quarter 2003, as a result of an annual incentive tariff structure that decreases rates as greater volumes are transported. This tariff structure originated in 2003 and resets annually in March. Operating expenses also increased as a result of increased maintenance at the Texas City, Texas, and Freeport, Texas, locations. Additionally, TEPPCO's portion of equity earnings for 2003 was 60 percent, compared with 67 percent in 2002, which reflects the terms of the Seaway partnership agreement.

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
                                      -4-


For the year ended Dec. 31, 2003, equity earnings from Seaway were $21 million, compared with $18.8 million for the corresponding 2002 period. The increase in equity earnings was primarily due to increased long-haul transportation volumes and related revenues and lower operating expenses during the earlier part of the year, partially offset by TEPPCO's pro-rata portion of equity earnings being reduced to 60 percent in 2003 as previously noted. Long-haul volumes on Seaway averaged 174,000 barrels-per-day in fourth quarter 2003, compared with 171,000 barrels-per-day for the 2002 quarter, and 194,000 barrels-per-day for the year ended Dec. 31, 2003, compared with 182,000 barrels-per-day for the corresponding 2002 period.

MIDSTREAM SEGMENT

The midstream segment includes natural gas gathering services, and storage, transportation and fractionation of natural gas liquids (NGLs).

Operating income for the midstream segment was $20.4 million for fourth quarter 2003, compared with $22.3 million for fourth quarter 2002. The decrease was due to lower gathering volumes on the Val Verde Gas Gathering System, partially offset by lower amortization expense on the Val Verde system due to lower gathering volumes in 2003.

For the year ended Dec. 31, 2003, operating income was $80.3 million, compared with $60.7 million for the 2002 period. The Val Verde system contributed an additional $11.5 million to operating income, and the expansion of the Jonah system resulted in a net increase in operating income of $11.8 million. These increases were partially offset by lower NGL transportation revenues on the Dean and Panola systems.

DOWNSTREAM SEGMENT

The downstream segment includes the transportation and storage of refined products, liquefied petroleum gases (LPGs) and petrochemicals.

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
                                      -5-


Downstream operating income was $20.1 million for fourth quarter 2003, compared with $21.1 million for fourth quarter 2002. The decrease was due to increased pipeline integrity management costs and increased depreciation expense. The decrease was also due to $4.1 million of Mont Belvieu revenues being reclassified to equity earnings as a result of the contribution of the Mont Belvieu assets to Mont Belvieu Storage Partners, L.P., a venture with Louis Dreyfus Energy Services L.P., which was established effective Jan. 1, 2003. These decreases were partially offset by an increase of $2.9 million in revenues as a result of increased demand for refined products and LPGs in the Midwest markets and LPGs in the Northeast markets.

For the year ended Dec. 31, 2003, operating income was $83.7 million, compared with $83.1 million for the 2002 period. The increase was due to higher refined products and LPG transportation revenues attributable to increased volumes received into our system from Centennial Pipeline at Creal Springs, Ill., and lower property tax expense, which offset increased pipeline integrity management costs and the $15.2 million of the 2002 Mont Belvieu revenues reclassified to equity earnings as described above.

The equity loss from unconsolidated investments was $1.4 million in fourth quarter 2003, compared with an equity loss of $1.8 million for fourth quarter 2002. For the year ended Dec. 31, 2003, the equity loss from unconsolidated investments was $4.1 million, compared with an equity loss from unconsolidated investments of $6.8 million for the corresponding 2002 period. The improved performance in the 2003 periods reflects equity earnings from the formation of Mont Belvieu Storage Partners, L.P., partially offset by increased equity losses from the investment in Centennial due to the acquisition of the additional 16.7 percent ownership interest in February 2003. TEPPCO's equity earnings from Centennial's performance in the 2003 periods excludes the impact of approximately $3.8 million of TEPPCO's pipeline capacity lease with Centennial.

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
                                      -6-


FINANCING ACTIVITIES AND OTHER INCOME

TEPPCO completed a public offering in August 2003 of 5.2 million limited partner units. The net proceeds totaled approximately $171 million. The net proceeds were used for revenue generating capital expenditures, including $45 million for the Jonah system expansion, $53 million to repay debt on the revolving credit facility, $21 million for the acquisition of crude oil pipeline assets from Genesis Pipeline Texas, L.P. and the balance for general partnership purposes.

Fourth quarter 2003 interest expense - net was $19.9 million, compared with fourth quarter 2002 interest expense - net of $17.3 million. For the year ended Dec. 31, 2003, interest expense - net was $84.3 million, including capitalized interest of $5.3 million. Interest expense - net was $66.2 million for the year ended Dec. 31, 2002, including capitalized interest of $4.3 million. The increase in interest expense in 2003 was due to a higher percentage of fixed-rate debt in 2003, which carried a higher interest rate than variable rate debt, $1.3 million of debt issuance costs written off in second quarter 2003 related to the refinancing of our revolving credit facility, and $1 million of additional interest expense in 2003 related to a discontinued portion of a cash flow hedge.

NON-GAAP FINANCIAL MEASURES

The Financial Highlights table accompanying this earnings release and other disclosures herein include references to EBITDA, which is a non-GAAP (Generally Accepted Accounting Principles) measure under the rules of the Securities and Exchange Commission (SEC). We define EBITDA as net income plus interest expense
- net, depreciation and amortization, and a pro-rata portion, based on our equity ownership, of the interest expense and depreciation and amortization of each of our joint ventures.

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
                                      -7-


We believe EBITDA provides useful information to our investors regarding the performance of our assets without regard to financing methods, capital structures or historical costs basis. EBITDA should not be considered an alternative to net income, as an indicator of our operating performance or as a measure of liquidity, including as an alternative to cash flows from operating activities or other cash flow data calculated in accordance with GAAP. Our EBITDA may not be comparable to EBITDA of other entities because other entities may not calculate EBITDA in the same manner as we do. Reconciliations of historical and projected EBITDA to historical and projected net income are provided in the Financial Highlights and Business Segment Data tables accompanying this earnings release.

Information in the accompanying Operating Data table includes margin of the upstream segment, which is a non-GAAP financial measure under the rules of the SEC. Margin is calculated as revenues generated from the sale of crude oil and lubrication oil, and transportation of crude oil, less the costs of purchases of crude oil and lubrication oil. We believe margin is a more meaningful measure of financial performance than operating revenues and operating expenses due to the significant fluctuations in revenues and expenses caused by variations in the level of marketing activity and prices for products marketed. A reconciliation of margin to operating revenues and operating expenses is provided in the Operating Data table accompanying this earnings release.

TEPPCO will host a conference call related to earnings performance at 8 a.m. CT on Thursday, Feb. 12, 2004. Interested parties may listen via the Internet at www.teppco.com or by dialing 800/478-6251. The confirmation code is 571756. Please call in five to 10 minutes prior to the scheduled start time. An audio replay of the conference call will be available for seven days by dialing 888/203-1112 with a confirmation code of 571756. A replay and transcript will also be available by accessing the investor section of the company's Web site at www.teppco.com.

                                    - more -

TEPPCO Partners, L.P. is a publicly traded master limited partnership, which conducts business through various subsidiary operating companies. TEPPCO owns and operates one of the largest common carrier pipelines of refined petroleum products and liquefied petroleum gases in the United States; owns and operates petrochemical and natural gas liquid pipelines; is engaged in crude oil transportation, storage, gathering and marketing; owns and operates natural gas gathering systems; and owns 50-percent interests in Seaway Crude Pipeline Company, Centennial Pipeline LLC, and Mont Belvieu Storage Partners, L.P., and an undivided ownership interest in the Basin Pipeline. Texas Eastern Products Pipeline Company, LLC, an indirect wholly owned subsidiary of Duke Energy Field Services, LLC, is the general partner of TEPPCO Partners, L.P. For more information, visit TEPPCO's Web site at www.teppco.com.

                                       ###

                             TEPPCO PARTNERS, L. P.
                              FINANCIAL HIGHLIGHTS
               (Unaudited - In Millions, Except Per Unit Amounts)

                                                                 THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                                    DECEMBER 31,                           DECEMBER 31,
                                                          ---------------------------------      ---------------------------------
                                                              2003                2002(1)            2003                2002(1)
                                                          ------------         ------------      ------------         ------------
Operating Revenues:
      Sales of petroleum products                         $      917.0         $      712.0      $    3,766.7         $    2,823.8
      Transportation - Refined Products                           36.3                 31.3             138.9                123.5
      Transportation - LPGs                                       29.1                 27.9              91.8                 74.6
      Transportation - Crude oil                                   8.3                  7.4              29.1                 27.4
      Transportation - NGLs                                       10.5                 10.9              39.8                 38.9
      Gathering - Natural Gas                                     34.5                 36.0             135.1                 90.1
      Mont Belvieu operations                                       --                  4.1                --                 15.2
      Other                                                       13.2                 12.3              54.4                 48.7
                                                          ------------         ------------      ------------         ------------

           Total Operating Revenues                            1,048.9                841.9           4,255.8              3,242.2
                                                          ------------         ------------      ------------         ------------

Costs and Expenses:
      Purchases of petroleum products                            903.4                698.7           3,711.2              2,772.4
      Operating expenses - general and administrative             62.3                 55.8             216.9                176.7
      Operating fuel and power                                     8.0                 11.3              38.5                 36.8
      Depreciation and amortization                               27.4                 27.9             100.7                 86.1
      Gain on sale of assets                                        --                   --              (3.9)                  --
                                                          ------------         ------------      ------------         ------------

           Total Costs and Expenses                            1,001.1                793.7           4,063.4              3,072.0
                                                          ------------         ------------      ------------         ------------

           Operating Income                                       47.8                 48.2             192.4                170.2
                                                          ------------         ------------      ------------         ------------

Interest expense - net                                           (19.9)               (17.3)            (84.3)               (66.2)
Equity earnings (losses) (2)                                      (0.8)                 2.9              16.9                 12.0
Other income - net                                                 0.3                  0.8               0.8                  1.9
                                                          ------------         ------------      ------------         ------------

           Net Income                                     $       27.4         $       34.6      $      125.8         $      117.9
                                                          ============         ============      ============         ============

      Net Income Allocation:
           Limited Partner Unitholders                    $       19.8         $       24.0      $       89.2         $       81.2
           General Partner                                         7.6                  8.7              34.8                 29.7
           Class B Unitholder (3)                                   --                  1.9               1.8                  7.0
                                                          ------------         ------------      ------------         ------------

           Total Net Income Allocated                     $       27.4         $       34.6      $      125.8         $      117.9
                                                          ============         ============      ============         ============

      Basic Net Income
           Per Limited Partner and Class B Unit           $       0.31         $       0.46      $       1.52         $       1.79
                                                          ============         ============      ============         ============

      Weighted Average Number of Limited Partner
           and Class B Units                                      63.0                 55.8              59.8                 49.2
                                                          ============         ============      ============         ============

(1) CERTAIN 2002 AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM TO CURRENT 2003 PRESENTATION

(2) EBITDA
           NET INCOME                                     $       27.4         $       34.6      $      125.8         $      117.9
           INTEREST EXPENSE - NET                                 19.9                 17.3              84.3                 66.2
           DEPRECIATION AND AMORTIZATION (D&A)                    27.4                 27.9             100.7                 86.1
           TEPPCO'S PRO-RATA PERCENTAGE OF JOINT VENTURE
                INTEREST EXPENSE AND D&A                           5.4                  3.4              19.8                 11.7
                                                          ------------         ------------      ------------         ------------
      TOTAL EBITDA                                        $       80.1         $       83.2      $      330.6         $      281.9
                                                          ============         ============      ============         ============

(3) CLASS B UNITS WERE REPURCHASED AND RETIRED ON APRIL 8, 2003.

                              TEPPCO PARTNERS, L.P.
                              BUSINESS SEGMENT DATA
                            (Unaudited - In Millions)

                                                                                                  INTERSEGMENT
THREE MONTHS ENDED DECEMBER 31, 2003             DOWNSTREAM        MIDSTREAM       UPSTREAM       ELIMINATIONS     CONSOLIDATED
------------------------------------             -----------      -----------     -----------     ------------     ------------

Operating revenues                               $      73.4      $      47.7     $     928.1     $      (0.3)     $   1,048.9
Purchases of petroleum products                           --               --           903.7            (0.3)           903.4
Operating expenses                                      43.0             13.4            13.9              --             70.3
Depreciation and amortization (D&A)                     10.3             13.9             3.2              --             27.4
                                                 -----------      -----------     -----------     -----------      -----------

       Operating Income                                 20.1             20.4             7.3              --             47.8

Equity (loss) earnings                                  (1.4)              --             0.6              --             (0.8)
Other - net                                              0.1              0.1             0.1              --              0.3
                                                 -----------      -----------     -----------     -----------      -----------

       Income before interest                    $      18.8      $      20.5     $       8.0     $        --      $      47.3
                                                 -----------      -----------     -----------     -----------      -----------

Depreciation and amortization                           10.3             13.9             3.2              --             27.4
TEPPCO's pro-rata percentage of joint
    venture interest expense and D&A                     3.7               --             1.7              --              5.4
                                                 -----------      -----------     -----------     -----------      -----------

       Total EBITDA                              $      32.8      $      34.4     $      12.9     $        --      $      80.1
                                                 ===========      ===========     ===========     ===========      ===========

Depreciation and amortization                                                                                            (27.4)
Interest expense - net                                                                                                   (19.9)
TEPPCO's pro-rata percentage of joint
    venture interest expense and D&A                                                                                      (5.4)
                                                                                                                   -----------

       Net Income                                                                                                  $      27.4
                                                                                                                   ===========

                                                                                                  INTERSEGMENT
THREE MONTHS ENDED DECEMBER 31, 2002 (1)         DOWNSTREAM        MIDSTREAM       UPSTREAM       ELIMINATIONS     CONSOLIDATED
----------------------------------------         -----------      -----------     -----------     ------------     ------------

Operating revenues                               $      70.5      $      50.0     $     722.0     $      (0.6)     $     841.9
Purchases of petroleum products                           --               --           699.3            (0.6)           698.7
Operating expenses                                      40.9             13.2            13.0              --             67.1
Depreciation and amortization                            8.5             14.5             4.9              --             27.9
                                                 -----------      -----------     -----------     -----------      -----------

       Operating Income                                 21.1             22.3             4.8              --             48.2

Equity (loss) earnings                                  (1.8)              --             4.7              --              2.9
Other - net                                              0.6               --             0.6            (0.4)             0.8
                                                 -----------      -----------     -----------     -----------      -----------

       Income before interest                    $      19.9      $      22.3     $      10.1     $      (0.4)     $      51.9
                                                 -----------      -----------     -----------     -----------      -----------

Depreciation and amortization                            8.5             14.5             4.9              --             27.9
TEPPCO's pro-rata percentage of joint
    venture interest expense and D&A                     1.8               --             1.6              --              3.4
                                                 -----------      -----------     -----------     -----------      -----------

       Total EBITDA                              $      30.2      $      36.8     $      16.6     $      (0.4)     $      83.2
                                                 ===========      ===========     ===========     ===========      ===========

Depreciation and amortization                                                                                            (27.9)
Interest expense - net                                                                                                   (17.3)
TEPPCO's pro-rata percentage of joint
    venture interest expense and D&A                                                                                      (3.4)
                                                                                                                   -----------

       Net Income                                                                                                  $      34.6
                                                                                                                   ===========

(1) CERTAIN 2002 AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM TO CURRENT 2003 PRESENTATION.

                              TEPPCO PARTNERS, L.P.
                       BUSINESS SEGMENT DATA - (CONTINUED)
                            (Unaudited - In Millions)

                                                                                                  INTERSEGMENT
TWELVE MONTHS ENDED DECEMBER 31, 2003            DOWNSTREAM        MIDSTREAM       UPSTREAM       ELIMINATIONS     CONSOLIDATED
-------------------------------------            -----------      -----------     -----------     ------------     ------------

Operating revenues                               $     266.4      $     185.1     $   3,806.2     $      (1.9)     $   4,255.8
Purchases of petroleum products                           --               --         3,713.1            (1.9)         3,711.2
Operating expenses                                     151.1             47.0            57.3              --            255.4
Depreciation and amortization (D&A)                     31.6             57.8            11.3              --            100.7
Gain on sale of assets                                    --               --            (3.9)             --             (3.9)
                                                 -----------      -----------     -----------     -----------      -----------

       Operating Income                                 83.7             80.3            28.4              --            192.4

Equity (loss) earnings                                  (4.1)              --            21.0              --             16.9
Other - net                                              0.3              0.3             0.3            (0.1)             0.8
                                                 -----------      -----------     -----------     -----------      -----------

       Income before interest                    $      79.9      $      80.6     $      49.7     $      (0.1)     $     210.1
                                                 -----------      -----------     -----------     -----------      -----------

Depreciation and amortization                           31.6             57.8            11.3              --            100.7
TEPPCO's pro-rata percentage of joint
    venture interest expense and D&A                    13.3               --             6.5              --             19.8
                                                 -----------      -----------     -----------     -----------      -----------

       Total EBITDA                              $     124.8      $     138.4     $      67.5     $      (0.1)     $     330.6
                                                 ===========      ===========     ===========     ===========      ===========

Depreciation and amortization                                                                                           (100.7)
Interest expense - net                                                                                                   (84.3)
TEPPCO's pro-rata percentage of joint
    venture interest expense and D&A                                                                                     (19.8)
                                                                                                                   -----------

       Net Income                                                                                                  $     125.8
                                                                                                                   ===========

                                                                                                  INTERSEGMENT
TWELVE MONTHS ENDED DECEMBER 31, 2002 (1)        DOWNSTREAM        MIDSTREAM       UPSTREAM       ELIMINATIONS     CONSOLIDATED
-----------------------------------------        -----------      -----------     -----------     ------------     ------------

Operating revenues                               $     243.6      $     138.9     $   2,861.7     $      (2.0)     $   3,242.2
Purchases of petroleum products                           --               --         2,774.4            (2.0)         2,772.4
Operating expenses                                     130.3             33.5            49.7              --            213.5
Depreciation and amortization                           30.2             44.7            11.2              --             86.1
                                                 -----------      -----------     -----------     -----------      -----------

       Operating Income                                 83.1             60.7            26.4              --            170.2

Equity (loss) earnings                                  (6.8)              --            18.8              --             12.0
Other - net                                              0.8              0.3             1.6            (0.8)             1.9
                                                 -----------      -----------     -----------     -----------      -----------

       Income before interest                    $      77.1      $      61.0     $      46.8     $      (0.8)     $     184.1
                                                 -----------      -----------     -----------     -----------      -----------

Depreciation and amortization                           30.2             44.7            11.2              --             86.1
TEPPCO's pro-rata percentage of joint
    venture interest expense and D&A                     5.3               --             6.4              --             11.7
                                                 -----------      -----------     -----------     -----------      -----------

       Total EBITDA                              $     112.6      $     105.7     $      64.4     $      (0.8)     $     281.9
                                                 ===========      ===========     ===========     ===========      ===========

Depreciation and amortization                                                                                            (86.1)
Interest expense - net                                                                                                   (66.2)
TEPPCO's pro-rata percentage of joint
    venture interest expense and D&A                                                                                     (11.7)
                                                                                                                   -----------

       Net Income                                                                                                  $     117.9
                                                                                                                   ===========

(1) CERTAIN 2002 AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM TO CURRENT 2003 PRESENTATION.

                              TEPPCO PARTNERS, L.P.
                             Earnings Estimate 2004


Net Income                                                                    $135 million - $165 million

Basic Net Income Per Limited Partner Unit                                           $1.55 - $1.85

Interest Expense, net                                                                 $75 million

Depreciation and Amortization Expense (D&A)                                          $110 million

TEPPCO's Pro-rata Percentage of Joint Venture
   Interest Expense and D&A                                                           $20 million

EBITDA                                                                        $340 million - $370 million

TEPPCO PARTNERS, L. P.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED) (IN MILLIONS)

                                                                                    TWELVE MONTHS ENDED
                                                                                        DECEMBER 31,
                                                                               ------------------------------
                                                                                   2003              2002
                                                                               ------------      ------------
Cash Flows from Operating Activities
         Net income                                                            $      125.8      $      117.9
         Gain on sale of assets                                                        (3.9)               --
         Depreciation, working capital and other                                      117.5             117.0
                                                                               ------------      ------------

Net Cash Provided by Operating Activities                                             239.4             234.9
                                                                               ------------      ------------

Cash Flows from Investing Activities:
         Proceeds from sale of assets                                                   8.5               3.4
         Proceeds from cash investments                                                 0.8                --
         Purchase of Jonah Gas Gathering Company                                         --              (7.3)
         Purchase of Chaparral and Quanah Pipelines                                      --            (132.4)
         Purchase of Val Verde Gas Gathering System                                      --            (444.2)
         Acquisition of additional interest in Centennial Pipeline LLC                (20.0)               --
         Acquisition of crude oil assets                                              (27.5)               --
         Investments in Centennial Pipeline LLC                                        (4.0)            (10.9)
         Investments in Mont Belvieu Storage Partners, LP                              (2.5)               --
         Capital expenditures (1)                                                    (140.6)           (133.3)
                                                                               ------------      ------------

Net Cash Used in Investing Activities                                                (185.3)           (724.7)
                                                                               ------------      ------------

Cash Flows from Financing Activities:
         Issuance of Senior Notes                                                     198.6             497.8
         Proceeds from term loan and revolving credit facility                        382.0             675.0
         Debt issuance costs                                                           (3.4)             (7.0)
         Payments on revolving credit facility                                       (604.0)           (943.7)
         Proceeds from termination of interest rate swap                                 --              44.9
         Proceeds from issuance of LP units, net                                      287.5             372.5
         Repurchase and retirement of Class B Units                                  (113.8)               --
         General Partner contributions                                                   --               7.6
         Distributions paid                                                          (202.5)           (151.8)
                                                                               ------------      ------------

Net Cash Provided by (Used in) Financing Activities                                   (55.6)            495.3
                                                                               ------------      ------------

Net (Decrease) Increase in Cash and Cash Equivalents                                   (1.5)              5.5
Cash and Cash Equivalents -- beginning of period                                       31.0              25.5
                                                                               ------------      ------------

Cash and Cash Equivalents -- end of period                                     $       29.5      $       31.0
                                                                               ============      ============

Supplemental Information:
         Non-cash investing activities:
            Net assets transferred to Mont Belvieu Storage Partners, LP        $       61.4                --
         Interest paid (net of capitalized interest)                           $       79.9      $       48.9
                                                                               ============      ============


(1) INCLUDES CAPITAL EXPENDITURES FOR MAINTAINING EXISTING OPERATIONS OF $32.9 MILLION IN 2003, AND $22.0 MILLION IN 2002.

TEPPCO PARTNERS, L. P.
CONDENSED BALANCE SHEETS (UNAUDITED)
(In Millions)

                                                       DECEMBER 31,         DECEMBER 31,
                                                           2003               2002(1)
                                                       ------------         ------------

ASSETS
Current assets
      Cash and cash equivalents                        $       29.5         $       31.0
      Other                                                   423.3                327.3
                                                       ------------         ------------

Total  current assets                                         452.8                358.3

Property, plant and equipment - net                         1,619.2              1,587.8
Intangible assets (2)                                         438.6                465.4
Equity investments                                            365.3                284.7
Other assets                                                   65.1                 72.2
                                                       ------------         ------------

Total assets                                           $    2,941.0         $    2,768.4
                                                       ============         ============

LIABILITIES AND PARTNERS' CAPITAL

Total current liabilities                              $      475.6         $      364.5
                                                       ------------         ------------

Senior Notes (3)                                            1,129.7                945.7
Other long-term debt                                          210.0                432.0
Other non-current liabilities                                  16.4                 31.0
Class B Units (4)                                                --                103.4
Partners' capital
      Accumulated other comprehensive income                   (2.9)               (20.1)
      General partner's interest (5)                           (7.2)                12.8
      Limited partners' interests                           1,119.4                899.1
                                                       ------------         ------------

Total partners' capital                                     1,109.3                891.8
                                                       ------------         ------------

Total liabilities and partners' capital                $    2,941.0         $    2,768.4
                                                       ============         ============

(1) CERTAIN 2002 AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM TO CURRENT 2003 PRESENTATION.

(2) INCLUDES THE VALUE OF LONG-TERM SERVICE AGREEMENTS BETWEEN TEPPCO AND ITS CUSTOMERS.

(3) INCLUDES $42.9 MILLION AND $57.9 MILLION AT DEC. 31, 2003, AND 2002, RESPECTIVELY RELATED TO FAIR VALUE HEDGES.

(4)      CLASS B UNITS WERE REPURCHASED AND RETIRED ON APRIL 8, 2003.

(5) AMOUNT DOES NOT REPRESENT A COMMITMENT BY THE GENERAL PARTNER TO MAKE A CONTRIBUTION TO TEPPCO.

                             TEPPCO PARTNERS, L. P.
                                 OPERATING DATA
                   (Unaudited - In Millions, Except as Noted)

                                                             THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                                DECEMBER 31,                        DECEMBER 31,
                                                       ------------------------------      ------------------------------
                                                           2003              2002              2003              2002
                                                       ------------      ------------      ------------      ------------
DOWNSTREAM SEGMENT:
      Barrels Delivered
           Refined Products                                    39.1              37.0             154.1             138.2
           LPGs                                                12.9              12.7              42.5              40.5
                                                       ------------      ------------      ------------      ------------

           Total                                               52.0              49.7             196.6             178.7
                                                       ============      ============      ============      ============

      Average Tariff Per Barrel
           Refined Products                            $       0.93      $       0.85      $       0.90      $       0.89
           LPGs                                                2.26              2.19              2.16              1.84

      Average System Tariff Per Barrel                 $       1.26      $       1.19      $       1.17      $       1.11

UPSTREAM SEGMENT (1):
      Margins:
           Crude oil transportation                    $       12.5      $       10.8      $       45.8      $       39.0
           Crude oil marketing                                  5.1               5.6              22.1              22.9
           Crude oil terminaling                                2.6               2.4               9.4              10.1
           LSI                                                  1.4               1.3               5.4               4.8
                                                       ------------      ------------      ------------      ------------
              Total Margin                             $       21.6      $       20.1      $       82.7      $       76.8
                                                       ============      ============      ============      ============

      Reconciliation of Margin to Operating
      Revenue and Operating Expenses:

           Sales of petroleum products                 $      917.0      $      712.0      $    3,766.7      $    2,823.8
           Transportation - Crude oil                           8.3               7.4              29.1              27.4
           Purchases of petroleum products                   (903.7)           (699.3)         (3,713.1)         (2,774.4)
                                                       ------------      ------------      ------------      ------------
           Total Margin                                $       21.6      $       20.1      $       82.7      $       76.8
                                                       ============      ============      ============      ============

      Total barrels
           Crude oil transportation                            24.9              21.1              95.5              82.8
           Crude oil marketing                                 41.4              35.8             159.7             139.2
           Crude oil terminaling                               31.5              33.7             115.1             127.4

      Lubrication oil volume (total gallons):                   2.9               2.7              10.4               9.6

      Margin per barrel:
           Crude oil transportation                    $      0.503      $      0.512      $      0.479      $      0.471
           Crude oil marketing                                0.123             0.155             0.138             0.165
           Crude oil terminaling                              0.081             0.072             0.082             0.080

      Lubrication oil margin (per gallon):             $      0.474      $      0.484      $      0.514      $      0.500

MIDSTREAM SEGMENT (1):
      Gathering - Natural Gas (2)
           Bcf                                                119.7             119.5             461.2             340.7
           Btu (in trillions)                                 122.8             120.9             469.1             353.7

           Average fee per MMBtu                       $      0.281      $      0.303      $      0.288      $      0.256

      Transportation - NGLs (3)
           Total barrels                                       14.8              14.7              57.9              54.0
           Margin per barrel                           $      0.712      $      0.738      $      0.688      $      0.720

      Fractionation - NGLs
           Total barrels                                        1.1               1.0               4.1               4.1
           Margin per barrel                           $      1.773      $      1.806      $      1.804      $      1.824

      Sales - Condensate
           Total barrels (thousands)                           11.4              22.4              63.3              80.0
           Margin per barrel                           $      30.35      $      27.81      $      30.25      $      25.39

(1) CERTAIN 2002 AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM TO CURRENT 2003 PRESENTATION.

(2) INCLUDES OPERATING DATA FOR VAL VERDE GAS GATHERING SYSTEM ACQUIRED EFFECTIVE JUNE 30, 2002.

(3)      INCLUDES OPERATING DATA FOR CHAPARRAL NGL SYSTEM ACQUIRED MARCH 1,
         2002.